Exhibit 1.1

XL Capital Ltd

Fixed/Floating Series E Perpetual Non-Cumulative Preference Ordinary Shares

Underwriting Agreement

March 12, 2007

J.P. Morgan Securities Inc.
Citigroup Global Markets Inc.
Merril Lynch, Pierce, Fenner & Smith
                       Incorporated
               As representatives of the several Underwriters
               named in Schedule I hereto
c/o J.P. Morgan Securities Inc.
270 Park Avenue
New York, New York 10017
Ladies and Gentlemen:

          XL Capital Ltd, a Cayman Islands exempted limited company (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”) an aggregate of 1,000,000 Fixed/Floating Series E Perpetual Non-Cumulative Preference Ordinary Shares, having a liquidation preference of $1,000 per share (the “Securities”). Any references in this Agreement to “you” relate to J.P. Morgan Securities Inc., Citigroup Global Markets Inc. and Merril Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the several Underwriters named in Schedule I hereto.

          1. The Company represents and warrants to, and agrees with, each of the Underwriters that:

          (a) An “automatic shelf registration statement” as defined under Rule 405 under the U.S. Securities Act of 1933, as amended (the “Act”), on Form S-3 (File No. 333-130036) in respect of the Securities has been filed with the U.S. Securities and Exchange Commission (the “Commission”) not earlier than three years prior to the date hereof; such registration statement, and any post-effective amendment thereto, became effective on filing; and no stop order suspending the effectiveness of such registration statement or any part thereof has been issued and no proceeding for that purpose has been initiated or threatened by the Commission, and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act has been received by the Company (the base prospectus filed as part of such registration statement, in the form in which it has most recently been filed with the Commission on or prior to the date of this Agreement, is hereinafter called the “Basic Prospectus”; any preliminary prospectus (including any preliminary prospectus supplement) relating to the Securities filed with the Commission pursuant to Rule 424(b) under the Act is hereinafter called a “Preliminary Prospectus”; the various parts of such registration statement, including all exhibits thereto but excluding Form T-1 and including any prospectus supplement relating to the Securities that is filed with the Commission and deemed by virtue of Rule 430B to be part of such registration statement, each as amended at the time such part of the registration statement became effective, are hereinafter collectively called the “Registration Statement”; the Basic Prospectus, as amended and supplemented immediately prior to the Applicable Time (as defined in Section 1(c) hereof), is hereinafter called the “Pricing Prospectus”; the form of the final prospectus relating to the Securities filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof is hereinafter called the “Prospectus”; any reference herein to the Basic Prospectus, the Pricing Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act, as of the date of the respective prospectus; any reference to any amendment or supplement to the Basic Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any post-effective amendment to the Registration Statement, any prospectus supplement relating to the Securities filed with the Commission pursuant to Rule 424(b) under the Act and any documents filed under the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated by reference therein, in each case after the date of the Basic Prospectus, such Preliminary Prospectus, or the Prospectus, as the case may be; any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement; and any “issuer free writing prospectus” as defined in Rule 433 under the Act relating to the Securities is hereinafter called an “Issuer Free Writing Prospectus”);

          (b) No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through J.P. Morgan Securities Inc. expressly for use therein;

          (c) For the purposes of this Agreement, the “Applicable Time” is 5:18 p.m. (Eastern time) on the date of this Agreement; the Pricing Prospectus as supplemented by the final term sheet in the form attached as Schedule III hereto and to be filed pursuant to Section 5(a) hereof, taken together (collectively, the “Pricing Disclosure Package”) as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus listed on Schedule II hereto does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus and each such

Issuer Free Writing Prospectus, as supplemented by and taken together with the Pricing Disclosure Package as of the Applicable Time, including all of the risk factors and other disclosures included therein, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in an Issuer Free Writing Prospectus in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through J.P. Morgan Securities Inc. expressly for use therein;

          (d) The documents incorporated by reference in the Pricing Prospectus and the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and no such documents were filed with the Commission since the Commission’s close of business on the business day immediately prior to the date of this Agreement and prior to the execution of this Agreement, except as set forth on Schedule II hereto;

          (e) The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to each part of the Registration Statement and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements in the Registration Statement not misleading and the statements in the Prospectus in the light of the circumstances under which they were made not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through J.P. Morgan Securities Inc. expressly for use therein;

          (f) Neither the Company nor any of its Significant Subsidiaries (as defined below) has sustained since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus, which loss or interference would have a

Material Adverse Effect (as defined below), or would reasonably be expected to have a prospective Material Adverse Effect; and, since the respective dates as of which information is given in the Registration Statement and the Pricing Prospectus, there has not been any change in the capital stock (other than changes resulting from the exercise of stock options or the conversions of warrants or capital stock which were outstanding as of such date, or from the exercise of options granted after such date in the ordinary course of business or from repurchases of capital stock) or long-term debt of the Company or any of its Significant Subsidiaries or any material adverse change, or any development that would reasonably be expected to involve a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its Significant Subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the Pricing Prospectus;

          (g) The Company has been duly incorporated and is validly existing as an exempted limited company in good standing under the laws of the Cayman Islands, with full corporate power and authority to own its properties and conduct its business as described in the Pricing Prospectus and to enter into and perform its obligations under this Agreement and the Securities and to consummate the transactions to be performed by it pursuant to this Agreement and the Securities and has been duly qualified as a foreign company for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where such failure to be so qualified in any such jurisdiction or to have any such power or authority would not have a material adverse effect on the current or future condition (financial or other), business, properties or results of operations of the Company and its Subsidiaries taken as a whole or on the transactions contemplated by this Agreement (a “Material Adverse Effect”); and each Significant Subsidiary of the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation;

          (h) The Company had, on December 31, 2006, an authorized capitalization as set forth in the Pricing Prospectus under the caption “Actual” under the heading “Capitalization,” and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and conform to the description thereof contained in the Pricing Disclosure Package and the Prospectus;

          (i) The Securities have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued and fully paid and non-assessable and will conform to the description of the Securities contained in the Pricing Disclosure Package and the Prospectus; the stockholders of the Company have no preemptive or similar rights with respect to the Securities and no shareholder consents are required in connection with the Company’s issuance and sale of the Securities;

(j) This Agreement has been duly authorized, executed and delivered by the Company;

(k) [Reserved]

          (l) The issue and sale of the Securities, the execution and delivery of this Agreement and the compliance by the Company with all of the provisions of this Agreement and the consummation by the Company of the transactions contemplated herein and in the Pricing Prospectus and the Prospectus will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its Significant Subsidiaries is a party or by which the Company or any of its Significant Subsidiaries is bound or to which any of the property or assets of the Company or any of its Significant Subsidiaries is subject, nor will such action result in any violation of the provisions of the Articles of Association or the Memorandum of Association (or similar organizational documents) of the Company or any of its Significant Subsidiaries or any statute or any order, rule or regulation of any court or governmental agency or body (a “Governmental Agency”) having jurisdiction over the Company or any of its Significant Subsidiaries or any of its respective properties except in each case (other than with respect to such Articles of Association or Memorandum of Association (or similar organizational documents)) for such conflicts, violations, breaches or defaults which would not result in a Material Adverse Effect;

          (m) No consent, approval, authorization, order, filing, registration or qualification of or with any Governmental Agency (a “Governmental Authorization”) is required for the issue and sale by the Company of the Securities or the consummation by the Company of the transactions contemplated by this Agreement, except such as have been, or will have been prior to the first Time of Delivery, obtained under the Act and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Underwriters;

          (n) All of the issued share capital of each Significant Subsidiary of the Company which is a corporation has been duly and validly authorized and issued, is fully paid and non-assessable and (except for (i) an approximately 37% interest in Security Capital Assurance Ltd owned by third parties, (ii) a 15% ownership interest in XL Financial Assurance Ltd. owned by a third party and (iii) directors’ qualifying shares) is owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims (for purposes of this Agreement, “Subsidiary” means, as applied to any person, any corporation, limited or general partnership, trust, association or other business entity of which an aggregate of greater than 50% of the outstanding Voting Shares of such person is, at any time, directly or indirectly, owned by such person and/or one or more subsidiaries of such person and “Significant Subsidiary” shall have the meaning of “significant subsidiary” as set forth in Regulation S-X under the Act; for purposes of the definition of “Subsidiary,” “Voting Shares” means, with respect to any corporation, the capital stock having the general voting power under ordinary circumstances to elect at least a majority of the board of directors (irrespective of whether or not at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency));

(o) Prior to the date hereof, neither the Company nor, to the Company’s knowledge, any of its affiliates has taken any action which is designed to or which has constituted or which might have been expected to cause or result in stabilization or manipulation of the price of any security of the Company in connection with the offering of the Securities in violation of the Exchange Act;

          (p) Other than as set forth or incorporated by reference in the Pricing Prospectus prior to the date hereof, or as encountered in the ordinary course of business in the Company’s claims activities, there are no legal or governmental actions, suits or proceedings pending to which the Company or any of its Significant Subsidiaries is a party or of which any property of the Company or any of its Significant Subsidiaries is the subject, which would individually or in the aggregate reasonably be expected to have a Material Adverse Effect on the operations of the Company and its Significant Subsidiaries; and, to the best of the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

          (q) The financial statements of the Company and its consolidated Subsidiaries incorporated by reference in the Pricing Prospectus and the Prospectus present fairly the financial position of the Company and its consolidated Subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and except as otherwise disclosed in the Pricing Prospectus, such financial statements have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis;

          (r) Each of the Company and its Significant Subsidiaries possess adequate certificates, authorities, licenses or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by them and have not received any written notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

          (s) Neither the Company nor any of its Significant Subsidiaries is in violation of its Articles of Association or Memorandum of Association (or similar organizational documents) or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except for such defaults which would not result in a Material Adverse Effect;

          (t) The statements set forth in the Pricing Prospectus and the Prospectus under the captions “Description of the Series E Preference Shares” insofar as they purport to constitute a summary of the terms of the Securities and the other transaction documents described therein, and the statements set forth under the caption “Certain Tax Considerations” in the Pricing Prospectus and the Prospectus, insofar as they purport to describe the provisions of the laws referred to therein, are accurate, complete and fair in all material respects;

(u) The Company is not and, after giving effect to the offering and sale of the Securities, will not be an “investment company,” as such term is defined in the U.S. Investment Company Act of 1940, as amended (the “Investment Company Act”);

          (v) PricewaterhouseCoopers LLP, who have certified certain financial statements of the Company and its Subsidiaries, and have audited the Company’s internal control over financial reporting and management’s assessment thereof, are an independent registered public accounting firm as required by the Act and the rules and regulations of the Commission thereunder;

          (w) No stamp or other issuance or transfer taxes or duties and no capital gains, income, withholding or other taxes are payable by or on behalf of the Underwriters to the Cayman Islands or any political subdivision or taxing authority thereof or therein in connection with (A) the issuance, sale and delivery by the Company to or for the respective accounts of the Underwriters of the Securities or (B) the sale or delivery outside the Cayman Islands by the Underwriters of the Securities to the initial purchasers thereof, other than as described in the opinion of Appleby Hunter Bailhache delivered pursuant to Section 8(d) of this Agreement;

          (x) (A) (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), and (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the Act) made any offer relating to the Securities in reliance on the exemption of Rule 163 under the Act, the Company was a “well-known seasoned issuer” as defined in Rule 405 under the Act; and (B) at the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Act) of the Securities, the Company was not an “ineligible issuer” as defined in Rule 405 under the Act;

          (y) The Company and its Subsidiaries maintain a system of “internal control over financial reporting” (as such term is defined in Rule 13a-15(f) under the Exchange Act). The Company’s and its Subsidiaries’ internal control over financial reporting is effective and the Company and its Subsidiaries are not aware of any material weaknesses in its internal control over financial reporting; and

          (z) The Company and its Subsidiaries maintain “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) under the Exchange Act); such disclosure controls and procedures are effective.

          2. Subject to the terms and conditions herein set forth, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at a purchase price per Security of $985.96, the number of Securities set forth opposite the name of such Underwriter in Schedule I hereto.

          3. Upon the authorization by you of the release of the Securities, the several Underwriters propose to offer the Securities for sale upon the terms and conditions set forth in the Prospectus.

          4. (a) The Securities to be purchased by each Underwriter hereunder will be represented by one or more definitive global Securities in book-entry form which will be deposited by or on behalf of the Company with The Depository Trust Company (“DTC”) or its designated custodian. The Company will deliver the Securities to J.P. Morgan Securities Inc., for the account of each Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by the Company to J.P. Morgan Securities Inc. at least twenty-four hours in advance, by causing DTC to credit the Securities to the account of J.P. Morgan Securities Inc. at DTC. The Company will, upon request by J.P. Morgan Securities Inc., cause the certificates representing the Securities to be made available to J.P. Morgan Securities Inc. for checking at least twenty-four hours prior to the Time of Delivery (as defined below) with respect thereto at the office of DTC or its designated custodian (the “Designated Office”). The time and date of such delivery and payment shall be, with respect to the Securities, 9:30 a.m., New York City time, on March 15, 2007 or such other time and date as J.P. Morgan Securities Inc. and the Company may agree upon in writing. Such time and date for delivery of the Securities is herein called the “Time of Delivery.”

          (b) The documents to be delivered at the Time of Delivery by or on behalf of the parties hereto pursuant to Section 8 hereof, including the cross-receipt for the Securities and any additional documents requested by the Underwriters pursuant to Section 8(n) hereof, will be delivered at the offices of Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, New York 10017 (the “Closing Location”), and the Securities will be delivered at the Designated Office, all at the Time of Delivery. A meeting will be held at the Closing Location at 3:00 p.m., New York City time, on the New York Business Day next preceding the Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto.

          5. The Company agrees with each of the Underwriters:

          (a) To prepare the Prospectus in a form approved by you and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement; to make no further amendment or any supplement to the Registration Statement, the Basic Prospectus or the Prospectus prior to the Time of Delivery which shall be disapproved by you promptly after reasonable notice thereof; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and to furnish you with copies thereof; to prepare a final term sheet containing a description of the Securities, in the form attached hereto as Schedule III and approved by you and to file such term sheet pursuant to Rule 433(d) under the Act within the time required by such Rule; to file promptly all other material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Act; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required in connection with the offering or sale of the Securities; to advise you, promptly after it receives notice thereof, of the issuance by the Commission prior to the completion of the distribution of the Securities contemplated by this Agreement (the date of which shall be confirmed to the Company by you) of any stop order or of any order preventing or suspending the use of any preliminary prospectus or other prospectus in respect of the Securities, of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act, of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission prior to the completion of the distribution of the Securities contemplated by this Agreement for the amending or supplementing of the Registration Statement or Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any preliminary prospectus or other prospectus or suspending any such qualification, to promptly use its best efforts to obtain the withdrawal of such order; and in the event of the issuance of any such notice of objection, promptly to amend the Registration Statement in such manner as may be required to permit offers and sales of the Securities;

          (b) If required by Rule 430B (h) under the Act in connection with the offering of the Securities contemplated by this Agreement, to prepare a form of prospectus in a form approved by you and to file such form of prospectus pursuant to Rule 424(b) under the Act not later than may be required by Rule 424(b) under the Act; and to make no further amendment or supplement to such form of prospectus which shall be disapproved by you promptly after reasonable notice thereof;

          (c) Promptly from time to time to take such action as you may reasonably request to qualify the Securities for offering and sale under the securities laws of such jurisdictions as you may reasonably request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Securities, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

          (d) If by the third anniversary (the “Renewal Deadline”) of the initial effective date of the Registration Statement, any of the Securities remain unsold by the Underwriters, the Company will file, if it has not already done so and is eligible to do so, a new automatic shelf registration statement relating to the Securities, in a form satisfactory to you. If at the Renewal Deadline the Company is no longer eligible to file an automatic shelf registration statement and the distribution of the Securities contemplated by this Agreement has not yet been completed, the Company will, if it has not already done so, file a new shelf registration statement relating to the Securities, in a form satisfactory to you and will use its best efforts to cause such registration statement to be declared effective within 180 days after the Renewal Deadline. The Company will take all other action necessary or appropriate to permit the public offering and sale of the Securities to continue as contemplated in the expired registration statement relating to the Securities. References herein to the Registration Statement shall include such new automatic shelf registration statement or such new shelf registration statement, as the case may be.

          (e) Prior to 3:00 p.m., New York City time, on the New York Business Day next succeeding the date of this Agreement and from time to time, to furnish the

Underwriters with written and electronic copies of the Prospectus in New York City in such quantities as you may reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Securities and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Act or the Exchange Act, to notify you and upon your request to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance; and in case any Underwriter is required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) in connection with sales of any of the Securities at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many written and electronic copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act; you will inform the Company when the Underwriters’ obligation to deliver a prospectus has expired.

          (f) To make generally available to its security holders as soon as practicable, but in any event not later than eighteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its Subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);

          (g) For a period of 30 days after the date of the initial public offering of the Securities, the Company will not (i) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, any Securities or any securities convertible into or exercisable or exchangeable for the Securities or (ii) enter into any swap or other agreement that transfer, in whole or in part, any of the economic consequences of ownership of the Securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Securities or such other securities, in cash or otherwise, without the prior written consent of J.P. Morgan Securities Inc., other than the Securities to be sold hereunder;

          (h) To pay the required Commission filing fees relating to the Securities within the time required by Rule 456(b)(1) under the Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the Act;

          (i) To take all reasonable actions necessary, including engaging advisers to act on behalf of the Company, to enable Moody’s Investors Service, Standard & Poor’s

Ratings Service, Fitch, Inc. and A.M. Best Company to provide at the Time of Delivery their respective credit ratings of the Securities;

          (j) To use the net proceeds received by it from the sale of the Securities pursuant to this Agreement in the manner specified in the Pricing Prospectus and Prospectus under the caption “Use of Proceeds”;

          (k) Upon request of any Underwriter, to furnish, or cause to be furnished, to such Underwriter an electronic version of the Company’s corporate logo for use on the website, if any, operated by such Underwriter for the purpose of facilitating the on-line offering of the Securities (the “License”); provided, however, that the License shall be used solely for the purpose described above, is granted without any fee and may not be assigned or transferred; and

          6. (a) (i) The Company represents and agrees that, other than the final term sheet in the form attached as Schedule III hereto and filed pursuant to Section 5(a) hereof, without the prior consent of J.P. Morgan Securities Inc., it has not made and will not make any offer relating to the Securities that would constitute a “free writing prospectus” as defined in Rule 405 under the Act; (ii) each Underwriter represents and agrees that, other than one or more term sheets relating to the Securities containing customary information and conveyed to the purchasers of the Securities, without the prior consent of the Company and J.P. Morgan Securities Inc. (as to both form and content), it has not made and will not make any offer relating to the Securities that would constitute a free writing prospectus; and (iii) any such free writing prospectus, the use and content of which have been consented to by the Company and J.P. Morgan Securities Inc. (including the final term sheet in the form attached as Schedule III hereto and filed pursuant to Section 5(a) hereof) is listed on Schedule II hereto;

          (b) The Company has complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending; and

          (c) The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to J.P. Morgan Securities Inc., Citigroup Global Markets Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated and, if requested by J.P. Morgan Securities Inc. or Citigroup Global Markets Inc. or Merrill Lynch, Pierce, Fenner & Smith Incorporated, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission; provided, however, that this covenant shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through J.P. Morgan Securities Inc. expressly for use therein.

          7. Subject to the last sentence of this Section 7, the Company covenants and agrees with the several Underwriters that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Securities under the Act and the issuance and sale of the Securities and all other expenses in connection with the preparation, printing and filing of the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, any Issuer Free Writing Prospectus and the Prospectus and any amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing any Agreement among Underwriters, this Agreement, the Blue Sky and Legal Investment Memoranda and closing documents (including any compilations thereof); (iii) all expenses in connection with the qualification of the Securities for offering and sale under state securities laws as provided in Section 5(c) hereof, including the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky and Legal Investment Memoranda; (iv) any filing fees incident to, and the fees and disbursements of counsel for the Underwriters in connection with, any required reviews by the National Association of Securities Dealers, Inc. of the terms of the sale of the Securities; (v) the cost of preparing the Securities; (vi) the fees and expenses of any transfer agent or registrar or dividend disbursing agent; (vii) all expenses and taxes arising as a result of the issuance, sale and delivery of the Securities and of the sale and delivery outside of the Cayman Islands of the Securities by the Underwriters to the initial purchasers thereof in the manner contemplated under this Agreement, including, in any such case, any Cayman Islands income, capital gains, withholding, transfer or other tax asserted against an Underwriter by reason of the purchase and sale of the Securities pursuant to this Agreement; and (viii) all other costs and expenses incident to the performance of the Company’s obligations hereunder which are not otherwise specifically provided for in this Section 7. It is understood, however, that, except as provided in this Section 7, and Sections 9, 12 and 24 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, transfer taxes on resale of any of the Securities by them, and any advertising expenses connected with any offers they may make. Notwithstanding the foregoing, the Underwriters have agreed to reimburse the Company for $500,000 of its direct expenses in connection with the offering of Securities.

          8. The obligations of the Underwriters hereunder, as to the Securities to be delivered at the Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company herein are, at and as of the Time of Delivery, true and correct, the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

          (a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; the final term sheet in the form attached as Schedule III hereto and filed as contemplated by Section 5(a) hereof, and any other material required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission and no notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act shall have been received; no stop order suspending or preventing the use of the Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;

          (b) Simpson Thacher & Bartlett LLP, counsel for the Underwriters, shall have furnished to you their written opinion or opinions and letter, dated the Time of Delivery, in form and substance reasonably satisfactory to you, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

          (c) Cahill Gordon & Reindel LLP, United States counsel for the Company, shall have furnished to you their written opinion or opinions and letter, dated the Time of Delivery, in form and substance reasonably satisfactory to you, in the form attached hereto in Annex I-1 and Annex I-2, respectively;

          (d) Appleby Hunter Bailhache, Cayman Islands counsel for the Company, shall have furnished to you their written opinion or opinions, dated the Time of Delivery, in form and substance reasonably satisfactory to you, in the form attached hereto in Annex II;

          (e) Kirstin Romann Gould, Executive Vice President and General Counsel–Corporate Affairs to the Company, shall have furnished to you his written opinion or opinions, dated the Time of Delivery, in form and substance reasonably satisfactory to you, in the form attached hereto in Annex III;

          (f) On the date of the Prospectus at a time prior to the execution of this Agreement, at 9:30 a.m., New York City time, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement but prior to the Time of Delivery, PricewaterhouseCoopers LLP, the independent registered public accounting firm of the Company, who have certified the financial statements of the Company and its Subsidiaries and have audited the Company’s internal control over financial reporting and management’s assessment thereof included or incorporated by reference in the Registration Statement, shall have furnished to you a “comfort” letter or letters, dated the respective dates of delivery thereof, in form and substance reasonably satisfactory to you;

          (g) (i) Neither the Company nor any of its Significant Subsidiaries shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus, and (ii) since the respective dates as of which information is given in the Pricing Prospectus, there shall not have been any change in the capital stock (other than changes resulting from the exercise of options or the conversion of warrants or capital stock which were outstanding as of such date, or from the exercise of options granted after such date in the ordinary course of business or from repurchases of capital stock) or long-term debt of the Company or any of its Significant Subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its Significant Subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the Pricing Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in your judgment so material and adverse as to make it impractical or inadvisable to proceed with the public offering or the delivery of the Securities on the terms and in the manner contemplated in this Agreement and the Prospectus;

          (h) At the Time of Delivery, the Securities shall be rated at least “Baa2” by Moody’s Investors Service, “BBB” by Standard & Poor’s Ratings Service, “A-” by Fitch, Inc. and “bbb” by A.M. Best Company and each such rating agency shall have delivered to J.P. Morgan Securities Inc. or to the Company a letter dated as of the Time of Delivery, or other evidence reasonably satisfactory to J.P. Morgan Securities Inc., confirming that the Securities have such ratings; and on or after the Applicable Time (i) no downgrading shall have occurred in the rating accorded the Securities or any of the Company’s debt securities or preference shares or the Company’s or any Significant Subsidiary’s financial strength or claims paying ability by any “nationally recognized statistical rating organization,” as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of the Securities or any of the Company’s debt securities or preference shares or the Company’s or its Significant Subsidiaries’ financial strength or claims paying ability;

          (i) On or after the date of the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange; (ii) a suspension or material limitation in trading in the Company’s securities on the New York Stock Exchange; (iii) a general moratorium on commercial banking activities in New York, the Cayman Islands or Bermuda declared by the relevant authority or a material disruption in commercial banking or securities settlement or clearance services in the United States or any other relevant jurisdiction; (iv) the outbreak or escalation of hostilities involving the United States, the Cayman Islands or Bermuda or the declaration by the United States, the Cayman Islands or Bermuda of a national emergency or war, if the effect of any such event specified in this clause (iv) in your judgment is so material and adverse as to make it impractical or inadvisable to proceed with the public offering or the delivery of the Securities being delivered at the Time of Delivery on the terms and in the manner contemplated in the Prospectus; (v) a change or development involving a prospective change in the Cayman Islands or Bermuda taxation affecting the Company, the Securities or the transfer thereof or the imposition of exchange controls by the United States, Bermuda or the Cayman Islands; or (vi) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or currency exchange rates or controls in the United States, the Cayman Islands, Bermuda or elsewhere, if the effect of any such event specified in this clause (vi) in your judgment is so material and adverse as to make it impractical or inadvisable to proceed with the public offering or the delivery of the Securities being delivered at the Time of Delivery on the terms and in the manner contemplated in the Prospectus;

          (j) [Reserved]

          (k) The Company shall have complied with the provisions of Section 5(e) hereof with respect to the furnishing of prospectuses on the New York Business Day next succeeding the date of this Agreement;

          (l) [Reserved]

          (m) The Company shall have furnished or caused to be furnished to you at the Time of Delivery certificates of officers of the Company satisfactory to you as to the accuracy of the representations and warranties of the Company herein at and as of the Time of Delivery, as to the performance by the Company of all of its obligations hereunder to be performed at or prior to the Time of Delivery, as to the matters set forth in subsections (a), (g) and (h) of this Section 8 and as to such other matters as you may reasonably request; and

          (n) Prior to the Time of Delivery, the Company shall have furnished to you such further information, certificates and documents as you may reasonably request.

          9. (a) The Company will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus, the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal expenses of one counsel (in addition to any local counsel) engaged reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Basic Prospectus, the Pricing Prospectus, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by any Underwriter through J.P. Morgan Securities Inc. expressly for use therein.

          (b) Each Underwriter will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus, the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus, the Prospectus or any such amendment or supplement thereto, or any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by such Underwriter through J.P. Morgan Securities Inc. expressly for use therein; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred, including the reasonable fees and expenses of one counsel (in addition to any applicable local counsel).

          (c) [Reserved]

          (d) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation (except as set forth below). Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest; (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party, and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party; (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action, or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (1) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (2) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

          (e) If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Securities. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (d) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (e) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (e), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (e) to contribute are several in proportion to their respective underwriting obligations and not joint.

          (f) The obligations of the Company under this Section 9 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section 9 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company within the meaning of the Act.

          10. (a) If any Underwriter shall default in its obligation to purchase the Securities which it has agreed to purchase hereunder at the Time of Delivery, you may in your discretion arrange for you or another party or other parties satisfactory to the Company to purchase such Securities on the terms contained herein. If within thirty-six hours after such default by any Underwriter you do not arrange for the purchase of such Securities, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to you to purchase such Securities on such terms. In the event that, within the respective prescribed periods, you notify the Company that you have so arranged for the purchase of such Securities, or the Company notifies you that it has so arranged for the purchase of such Securities, you or the Company shall have the right to postpone the Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in your opinion may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section 10 with like effect as if such person had originally been a party to this Agreement with respect to such Securities.

          (b) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by you and the Company as provided in subsection (a) above, the aggregate number of such Securities which remains unpurchased does not exceed one eleventh of the aggregate number of all the Securities to be purchased at the Time of Delivery, then the Company shall have the right to require each non-defaulting Underwriter to purchase the number of shares which such Underwriter agreed to purchase hereunder at the Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Securities which such Underwriter agreed to purchase hereunder) of the Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

          (c) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by you and the Company as provided in subsection (a) above, the aggregate number of such Securities which remains unpurchased exceeds one eleventh of the aggregate number of all the Securities to be purchased at the Time of Delivery, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Securities of a defaulting Underwriter or Underwriters, then this Agreement shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company, except for the expenses to be borne by the Company and the Underwriters as provided in Section 7 hereof and the indemnity and contribution agreements in Section 9 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

          11. The respective indemnities, agreements, representations, warranties and other statements of the Company and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company, or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the Securities.

          12. If this Agreement shall be terminated pursuant to Section 10 hereof, the Company shall not then be under any liability to any Underwriter except as provided in Sections 7, 9 and 24 hereof; but, if for any other reason, any Securities are not delivered by or on behalf of the Company as provided herein, the Company will reimburse the Underwriters through you for all out of pocket expenses approved in writing by you, including reasonable fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Securities not so delivered, but the Company shall then be under no further liability to any Underwriter except as provided in Sections 7, 9 and 24 hereof.

          13. In all dealings hereunder, you shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by you.

          All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to you as the representatives in care of J.P. Morgan Securities Inc., 270 Park Avenue, New York, New York 10017, Attention: High Grade Syndicate, Fax No.: 212-834-6081; and if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Secretary; provided, however, that any notice to an Underwriter pursuant to Section 9(e) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters’ Questionnaire, or telex constituting such Questionnaire, which address will be supplied to the Company by you upon request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

          14. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and, to the extent provided in Sections 9 and 11 hereof, the officers and directors of the Company and each person who controls the Company or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Securities from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

          15. The Company irrevocably (i) agrees that any legal suit, action or proceeding against the Company brought by any Underwriter or by any person who controls any Underwriter arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in the federal district court for the Southern District of New York and the New York County Court, (ii) waives, to the fullest extent it may effectively do so, any objection which it may now or hereafter have to the laying of venue of any such proceeding and (iii) submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding. The Company has appointed CT Corporation System, New York, New York, as its authorized agent (the “Authorized Agent”) upon whom process may be served in any such action arising out of or based on this Agreement or the transactions contemplated hereby which may be instituted in the federal district court for the Southern District of New York and the New York County Court by any Underwriter or by any person who controls any Underwriter, expressly consents to the jurisdiction of any such court in respect of any such action, and waives any other requirements of or objections to personal jurisdiction with respect thereto. Such appointment shall be irrevocable. The Company represents and warrants that the Authorized Agent has agreed to act as such agent for service of process and agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Authorized Agent and written notice of such service to the Company shall be deemed, in every respect, effective service of process upon the Company.

          16. Time shall be of the essence in this Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business. “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.

          17. The Company acknowledges and agrees that (i) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not as the agent or fiduciary of the Company, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement and (iv) the Company has consulted its own legal and financial advisors to the extent it deemed appropriate. The Company agrees that it will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

          18. For the avoidance of doubt and anything in this Agreement to the contrary notwithstanding, all references in this Agreement to the Pricing Disclosure Package as of the Applicable Time shall be deemed to include the final term sheet relating to the Securities in the form attached as Schedule III hereto and to be filed with the Commission on March 13, 2007.

          19. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters, or any of them, with respect to the subject matter hereof.

          20. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

          21. The Company and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

          22. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.

          23. [Reserved]

          24. In respect of any judgment or order given or made for any amount due hereunder that is expressed and paid in a currency (the “judgment currency”) other than United States dollars, the Company will indemnify each Underwriter against any loss incurred by such Underwriter as a result of any variation between (i) the rate of exchange at which the United States dollar amount is converted into the judgment currency for the purpose of such judgment or order and (ii) the rate of exchange at which an Underwriter is able to purchase United States dollars with the amount of judgment currency actually received by such Underwriter. The foregoing indemnity shall constitute a separate and independent obligation of the Company and shall continue in full force and effect notwithstanding any such judgment or order aforesaid. The term “rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of or conversion into United States dollars.

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

          If the foregoing is in accordance with your understanding, please sign and return to us one for the Company and each of you plus one for each counsel counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement between each of the Underwriters and the Company. It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company for examination upon request, but without warranty on your part as to the authority of the signers thereof.

Very truly yours,

XL Capital Ltd

By:	/s/ Kirstin R. Gould

Name: Kirstin Romann Gould
Title: EVP, General Counsel of Corporate Affairs & Secretary

Accepted as of the date hereof:

J.P. Morgan Securities Inc.

By:	/s/ Jose Padilla

Name: Jose Padilla
Title: Vice President

Citigroup Global Markets Inc.

By:	/s/ Chandru Harjani

Name: Chandru Harjani
Title: Associate

Merrill Lynch, Pierce, Fenner & Smith Incorporated

By:	/s/ Marjoleine Slappendel

Name: Marjoleine Slappendel
Title: Director

On behalf of each of the Underwriters

SCHEDULE I

Underwriter	Number of Securities to be Purchased

J.P. Morgan Securities Inc.	330,000
Citigroup Global Markets Inc.	280,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	150,000
ABN AMRO Incorporated	30,000
Barclays Capital Inc.	30,000
Deutsche Bank Securities Inc.	30,000
Goldman, Sachs & Co.	30,000
RBS Greenwich Capital Markets, Inc.	30,000
Wachovia Capital Markets, LLC	30,000
BNY Capital Markets, Inc.	8,571
CALYON	8,571
HSBC Securities (USA) Inc.	8,571
ING Belgium SA/NV	8,571
KeyBanc Capital Markets, a division of McDonald Investments Inc.	8,572
Lazard Capital Markets LLC	8,572
Lloyds TSB Bank plc	8,572

Total	1,000,000

SCHEDULE II

          Issuer Free Writing Prospectuses:

          1.          Bloomberg Electronic Roadshow

          2.          Final Term Sheet in the form of Schedule III hereto and to be filed by the Company with the Commission on March 13, 2007

SCHEDULE III

TERM SHEET

Pricing Term Sheet dated March 12, 2007

XL Capital Ltd

1,000,000 Fixed/Floating Series E Perpetual Non-Cumulative Preference Ordinary Shares

Issuer:	XL Capital Ltd

Issuance Format:	SEC registered

Title:	Fixed/Floating Series E Perpetual Non-Cumulative Preference Ordinary Shares

Number of Series E Preference Shares:	1,000,000

Liquidation Preference:	$1,000

Pricing Date:	March 12, 2007

Settlement Date:	March 15, 2007

Maturity Date:	None

Dividend Rate During Fixed Rate Period:

From Settlement Date until April 15, 2017, if declared, at the annual fixed rate of 6.500% of the liquidation preference, payable semiannually on April 15 and October 15 of each year, beginning on October 15, 2007

Dividend Rate During Floating Rate Period:

From and after April 15, 2017, if declared, at a floating rate based on the 3-month LIBOR Rate plus 2.4575% of the liquidation preference, payable quarterly on January 15, April 15, July 15 and October 15 of each year

Price to Public:	99.596% of the liquidation preference

Purchase Price by Underwriters:	98.596% of the liquidation preference

Treasury Benchmark:	4.625% due 02/15/17

Benchmark Yield:	4.554%

Spread to Benchmark Treasury:	200 basis points

Reoffer Yield:	6.554%

Mandatory Call:	None

Par Call:	At any time on and after April 15, 2017 at 100% of the liquidation preference plus declared and unpaid dividends

Submission of Shareholder Proposal Call:	At any time prior to April 15, 2017 at Make Whole plus declared and unpaid dividends

Change in Tax Law Call:	At any time at Make Whole plus declared and unpaid dividends

Rating Agency Event Call:	At any time at Make Whole plus declared and unpaid dividends

Make Whole:

Greater of (i) aggregate liquidation preference and (ii) sum of present values of aggregate liquidation preference and remaining scheduled payments of dividends up to but excluding April 15, 2017 discounted to the redemption date on a semi-annual basis at the treasury rate plus 50 basis points

CUSIP / ISIN Number:	98372P AJ7 / US98372PAJ75

Replacement Capital Covenant:	Issuer will covenant in the Replacement Capital Covenant for the benefit of holders of a designated series of its long-term debt that it will not redeem or purchase the Series E Preference Shares on or before April 15, 2047, unless, subject to certain limitations, during the six months prior to the date of that redemption or purchase the issuer has received a specified amount of proceeds from the sale of qualifying securities that have characteristics that are the same as, or more equity-like than, the applicable characteristics of the Series E Preference Shares at the time of redemption or purchase.

Expected Credit Ratings*
Moody’s Investors Service, Inc.:	Baa2
Standard & Poor’s Ratings Services:	BBB
Fitch, Inc.:	A-
A.M. Best Company:	bbb

Representatives:
J.P. Morgan Securities Inc. (Sole Structuring Advisor and Joint Book-runner)
Citigroup Global Markets Inc. (Joint Book-runner)
Merrill Lynch, Pierce, Fenner & Smith Incorporated (Joint Book-runner)

Senior Co-Managers:
ABN AMRO Incorporated
Barclays Capital Inc.
Deutsche Bank Securities Inc.
Goldman, Sachs & Co.
RBS Greenwich Capital Markets, Inc.
Wachovia Capital Markets, LLC

Co-Managers:
BNY Capital Markets, Inc.
CALYON
HSBC Securities (USA) Inc.
ING Belgium SA/NV
KeyBanc Capital Markets, a division of McDonald Investments Inc.
Lazard Capital Markets LLC
Lloyds TSB Bank plc

*A security rating is not a recommendation to buy, sell or hold securities and should be evaluated independently of any other rating. The rating is subject to revision or withdrawal at any time by the assigning rating organization.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling J.P. Morgan Securities Inc. collect at 1-212-834-4533.

III-2

ANNEX I-1

CAHILL GORDON & REINDEL LLP FORM OF OPINION

          1. To such counsel’s knowledge, the issuance and sale of the Securities, the execution, delivery and performance by the Company of the Underwriting Agreement and the compliance by the Company with all the provisions of the Securities and this Agreement, and the consummation of the transactions by the Company contemplated therein to be performed by the Company will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any of the agreements listed on a schedule to such counsel’s opinion, (ii) require any consent, approval, authorization or other order of any United States federal or State of New York court or governmental body or agency or (iii) violate or conflict with, or result in any contravention of, any applicable law, rule or administrative regulation of the United States or the State of New York, or any order or administrative or court decree of any United States or State of New York governmental body or agency or court of which such counsel has knowledge.

          2. Insofar as the laws of the State of New York are applicable thereto, the Underwriting Agreement has been duly executed and delivered by the Company.

          3. To such counsel’s knowledge, other than as set forth or incorporated by reference in the Pricing Disclosure Package and the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its Significant Subsidiaries is a party or of which any property of the Company or any of its Significant Subsidiaries is the subject, which is required to be disclosed in such Pricing Disclosure Package or Prospectus and is not so disclosed.

          4. The Company is not and will not become, as a result of the offering and sale of the Securities and the other transactions contemplated by the Pricing Disclosure Package and the Prospectus, an “investment company,” as such term is defined in the Investment Company Act.

          5. The Registration Statement has become effective under the Act and the Prospectus Supplement was filed on March [__], 2007 pursuant to Rule 424(b)(5) of the rules and regulations of the Commission under the Act and, to such counsel’s knowledge, no stop order suspending the effectiveness of the Registration Statement or order suspending or preventing the use of the Prospectus or Preliminary Prospectus has been issued or proceeding for that purpose has been instituted or threatened by the Commission.

          6. Except as to (i) financial statements, financial schedules and other financial and statistical data included or incorporated by reference therein and (ii) the documents incorporated by reference in the Registration Statement or the Prospectus, as to which we have not been requested to and do not express any opinion, the Registration Statement and the Prospectus comply as to form in all material respects with the applicable requirements of the Act and the rules and regulations of the Commission thereunder.

          7. Each of the Company’s Annual Report on Form 10-K for the year ended December 31, 2006, Annual Proxy Statement on Schedule 14A filed on March 23, 2006 and Current Reports on Form 8-K filed on February 1, 2007, February 22, 2007, February 26, 2007, March 12, 2007 and [add others], in each case incorporated by reference in the Pricing Prospectus and the Prospectus (except for the financial statements, financial schedules and other financial and statistical data included or incorporated by reference therein as to which such counsel need not express an opinion), as of the date it was filed with the Commission, appears on its face to have been appropriately responsive in all material respects to the requirements of the Exchange Act.

          8. The statements set forth in the Pricing Disclosure Package and the Prospectus under the caption “Description of the Series E Preference Shares,” insofar as they purport, in the context of the purpose stated in the Pricing Disclosure Package and the Prospectus for such section, to constitute a summary of the terms of the Securities are accurate in all material respects and fairly summarize the terms of the Securities in all material respects.

          9. The statements set forth in the Pricing Disclosure Package and the Prospectus under the captions “Certain Tax Considerations—Taxation of XL Capital and XL—United States,” “Certain Tax Considerations—Taxation of Shareholders—United States,” and “Certain Tax Considerations—Backup Withholding Tax and Information Reporting,” insofar as they purport to describe the provisions of the federal income tax laws of the United States of America referred to therein or legal conclusions with respect thereto, are accurate and complete in all material respects.

I-1-2

ANNEX I-2

CAHILL GORDON & REINDEL LLP FORM OF NEGATIVE ASSURANCE LETTER

          We have participated in conferences with officers and other representatives of the Company, representatives of Cayman Islands and Bermuda counsel to the Company, representatives of the independent registered public accounting firm for the Company, representatives of counsel for the Underwriters and representatives of the Underwriters at which the contents of the Registration Statement, the Prospectus and the Pricing Prospectus, as supplemented by the final term sheet attached to this Agreement and filed with the Commission pursuant to Rule 433 (the “Pricing Disclosure Package”) and related matters were discussed. Although we have made certain inquiries and investigations in connection with the preparation of the Registration Statement, the Prospectus and the Pricing Disclosure Package, the limitations inherent in the role of outside counsel to the Company are such that we cannot and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in such documents, except as provided in paragraphs 8 and 9 of our opinion to you of even date herewith. Subject to the foregoing, we advise you that no facts have come to our attention that lead us to believe that (i) the Registration Statement, as of each date it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Prospectus, as of its date or as of the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (iii) the Pricing Disclosure Package, taken together, as of the Applicable Time, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that we have not been requested to and do not express any comment with respect to the financial statements or other financial data that is included in or omitted from the Registration Statement, the Prospectus or the Pricing Disclosure Package).

ANNEX II

APPLEBY HUNTER BAILHACHE FORM OF OPINION

          1. The Company is an exempted company duly incorporated with limited liability and existing under the laws of the Cayman Islands. The Company possesses the capacity to sue and be sued in its own name and is in good standing under the laws of the Cayman Islands.

          2. The Company’s authorised share capital is US$9,999,900 divided into 999,990,000 Ordinary Shares of a nominal or par value of US$0.01 each.

          3. The authorised share capital of the Company is described in its Memorandum of Association as consisting of “Ordinary Shares.” The Memorandum of Association provides that the Company has power, insofar as is permitted by law, to issue any part of its capital, whether original, redeemed or increased, with or without any preference, priority or special privilege or subject to any postponement of rights or to any conditions or restrictions. The Articles of Association provide that, without prejudice to any special rights previously conferred on the holders of existing shares, any share may be issued with such preferred, deferred or other special rights, terms or conditions, or such restrictions, whether in regard to dividends, voting, return of share capital, exchange for other classes of shares, exchangeability for other securities or otherwise, as the Directors may from time to time determine. Therefore, the issue by the Company of the Securities described in the Pricing Disclosure Package and the Prospectus is within the power of the Company’s Board of Directors.

          4. The Company has, at the date of this opinion, sufficient authorised share capital to issue the Securities. The Securities to be issued in accordance with the Underwriting Agreement have been duly authorised and, when issued, paid for with the consideration set forth in the Underwriting Agreement, and registered in the Company’s Register of Members in accordance with the Articles of Association of the Company and the Underwriting Agreement, will be legally and validly issued, fully paid and non-assessable.

          5. The issuance of the Securities is not subject to any pre-emptive or other similar rights under Cayman Islands law or the Memorandum and Articles of Association of the Company or, based and in reliance solely on the Officer’s Certificate, any material contract to which the Company is a party. There are no proposals of which such counsel is aware at the date hereof to change the laws of the Cayman Islands so as to render the issuance of the Securities pursuant to the Underwriting Agreement unlawful under Cayman Islands law.

          6. Upon the valid issue of the Securities, the holders of such shares will have the rights conferred upon the holders of such shares as set forth in the Committee Resolutions.

          7. The Company has all requisite corporate power and authority to carry on its business as contemplated in the Pricing Prospectus and the Prospectus, to issue the Securities, to enter into, execute, deliver and perform its obligations under the Underwriting Agreement and to take all action as may be necessary to complete the transactions contemplated thereby.

          8. The execution, delivery and performance by the Company of the Underwriting Agreement and the transactions contemplated thereby, including the issuance of the Securities in accordance with the Underwriting Agreement, have been duly authorised by all necessary corporate action on the part of the Company.

          9. The Underwriting Agreement has been duly executed by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

          10. No consent, licence or authorisation of, filing or registration with, or other act by or in respect of, any governmental authority, public body or court of the Cayman Islands is required to be obtained by the Company in connection with the entry into, execution, delivery or performance by the Company of the Underwriting Agreement or to ensure the legality, validity, admissibility into evidence or enforceability as to the Company, of the Underwriting Agreement or the consummation of the transactions contemplated thereby, including the issue of the Securities in accordance with the terms of the Underwriting Agreement.

          11. The execution, delivery and performance by the Company of the Underwriting Agreement and the transactions contemplated thereby, including the issuance of the Securities, do not and will not violate, conflict with or constitute a default under (a) any requirement of any law, statute, decree, rule or regulation of the Cayman Islands, (b) the Constitutional Documents, or (c) based and in reliance solely on the Officer’s Certificate, any material contract to which the Company is a party.

          12. The transactions contemplated by the Underwriting Agreement are not subject to any currency deposit or reserve requirements in the Cayman Islands. There is no restriction or requirement of the Cayman Islands binding on the Company which limits the availability or transfer of foreign exchange (i.e. monies denominated in currencies other than Cayman Islands dollars) for the purposes of the performance by the Company of its obligations under the Underwriting Agreement.

          13. The choice of the laws of the State of New York as the proper law to govern the Underwriting Agreement is a valid choice of law under Cayman Islands law and such choice of law would be recognised, upheld and applied by the courts of the Cayman Islands as the proper law of the Underwriting Agreement in proceedings brought before them in relation to the Underwriting Agreement provided that (a) the point is specifically pleaded; (b) such choice of law is valid and binding under the laws of the State of New York; and (c) recognition would not be contrary to public policy as that term is understood under Cayman Islands law.

          14. The submission by the Company to the jurisdiction of the courts of the State of New York pursuant to the Underwriting Agreement is not contrary to Cayman Islands law and would be recognised by the courts of the Cayman Islands as a legal, valid and binding submission to the jurisdiction of the courts of New York, if such submission is accepted by such courts and is legal, valid and binding under the laws of the State of New York.

          15. A final and conclusive judgment in personam of a competent foreign court against the Company based upon the Underwriting Agreement under which a definite sum of money is payable (not being a sum payable in respect of taxes or other charges of a like nature or in respect of a fine or other similar penalty) may be the subject of enforcement proceedings in the Grand Court of the Cayman Islands under the common law doctrine of obligation by action on the debt evidenced by the judgment of such competent foreign court. A final opinion as to the availability of this remedy should be sought when the facts surrounding the foreign court’s judgment are known, but, on general principles, such counsel would expect such proceedings to be successful provided that:

(a) the court which gave the judgment was competent to hear the action in accordance with private international law principles as applied in the Cayman Islands; and

(b) the judgment is not contrary to public policy in Cayman Islands, has not been obtained by fraud or in proceedings contrary to natural justice and is not based on an error in Cayman Islands law.

          16. Neither the Company nor any of its assets or property enjoys, under Cayman Islands law, immunity on the grounds of sovereignty from any legal or other proceedings whatsoever or from enforcement, execution or attachment in respect of its obligations under the Underwriting Agreement or the Securities.

          17. Based solely upon the Litigation Search and the Officer’s Certificate:

(a) no litigation, arbitration or administrative or other proceeding of or before the Grand Court of the Cayman Islands is pending against the Company; and

          (b) no resolution of members has been passed to wind up or appoint a liquidator or receiver of the Company and no application to wind up the Company or to reorganise its affairs pursuant to a scheme of arrangement and no petition or application for the appointment of a receiver has been filed with the Grand Court of the Cayman Islands.

          18. There are, subject as provided in paragraph (__) under “Reservations” below in such opinion, no taxes, stamp or documentary taxes, duties or similar charges under the laws of the Cayman Islands now due, or which could in the future become due to any governmental authority of or in the Cayman Islands, in connection with the execution, delivery, performance or enforcement of the Underwriting Agreement or the transactions contemplated thereby, including the issuance of the Securities, or in connection with the admissibility in evidence thereof and the Company is not required by any Cayman Islands law or regulation to make any deductions or withholdings in the Cayman Islands from any payment it may make thereunder.

          19. The statements contained in the Pricing Prospectus and the Prospectus with regard to Cayman Islands law (a) in relation to the Company and the incorporation and legal status of the Company (b) under the captions “The Offering,” “Description of the Series E Preference Shares,” “Description of XL Capital Share Capital” and “Description of XL Capital Preference Ordinary Shares” are true and accurate.

          20. The statements made in the Pricing Prospectus and the Prospectus under the headings “The Offering” within “Prospectus Supplement Summary,” “Description of the Series E Preference Shares,” “Description of XL Capital Share Capital,” “Description of XL Capital Ordinary Shares” and “Description of XL Capital Preference Ordinary

Shares,” in so far as such statements purport to constitute summaries of the terms of the Securities, conform to the rights conferred upon the holders of the Securities in the Resolutions authorising the issue of such preference shares and constitute accurate summaries of such terms of the Securities in all material respects. The statements made in the third paragraph beginning “Each Class A ordinary share” and ending “Internal Revenue Code of 1986, as amended).” under heading “Part II – Market for Registrant’s Common Equity, related Stockholder Matters and Issuer Purchases of Equity Securities,” on page 49 of the Company’s Annual Report on Form 10-K for the year ended 31 December 2006 and “Risk Factors – Risks Related to Our Ordinary Shares – Provisions in our Articles of Association may restrict the ownership and transfer of our ordinary shares” and “Risk Factors – Risks Related to Our Ordinary Shares – It may be difficult for you to enforce judgments against XL Capital Ltd or its directors and executive officers,” in so far as they purport to constitute a summary of the Memorandum and Articles of Association of the Company, constitute an accurate summary of such documents and the terms of the Securities in all material respects. The statements made in the Pricing Prospectus and the Prospectus under the caption “Certain Tax Considerations – Taxation of XL Capital and XL – Cayman Islands” and “Certain Tax Considerations – Taxation of Shareholders – Cayman Islands” and in the Annual Report on Form 10-K for the year ended 31 December 2006 under the caption “Risk Factors – Risks Related to Taxation – We may become subject to taxes in the Cayman Islands after June 2, 2018, which may have a material advisor effect on our results of operations” are accurate in all material respects.

          21. It is not necessary under the laws of the Cayman Islands that any of the Underwriters be authorized or qualified to carry on business in the Cayman Islands for their entry into, execution, delivery, performance or enforcement of the Underwriting Agreement. None of the Underwriters will be deemed to be residents, domiciled, carrying on business or subject to taxation in the Cayman Islands by reason only of their entry into, execution, delivery, performance or enforcement of the Underwriting Agreement. The foregoing opinion and the opinion in paragraph 23 below is subject to any statutory or regulatory obligation imposed under the laws of the Cayman Islands if a Cayman Islands branch or company carrying on business in or from the Cayman Islands enters into the Underwriting Agreement as one of the parties thereto.

ANNEX III

XL CAPITAL LTD FORM OF OPINION

          1. The Company is not in violation of any organizational document, corporate minute or resolution or any instrument or agreement of which such counsel has knowledge after due inquiry, in each case binding on it or affecting its property in any manner which could have a Material Adverse Effect.

          2. There is no litigation or governmental proceeding by or against the Company or any Significant Subsidiary of the Company or concerning any property of the Company or any of its Significant Subsidiaries, pending or threatened, that (A) could reasonably be expected (in light of reserves and total shareholder’s equity of the Company after taking into account the Company’s business and activities) to have a Material Adverse Effect if adversely determined or (B) is required to be disclosed in the Registration Statement, Pricing Disclosure Package or Prospectus and is not so disclosed, other than in the case of clause (A), as routinely encountered in claims activity or as disclosed in the Pricing Disclosure Package and the Prospectus or the documents incorporated therein by reference.

          3. The execution, delivery and performance of the Underwriting Agreement and the transactions contemplated thereby, and the issuance of the Securities by the Company will not (A) violate or conflict with the terms, conditions or provisions of the Memorandum of Association and Articles of Association or other organizational documents of the Company or any applicable law, rule or administrative regulation of the United States or the State of New York, or any order or administrative decree of any United States or State of New York governmental body or agency or court of which such counsel has knowledge or (B) constitute a violation of, or a default under, any covenant, restriction or provision with respect to financial ratios or tests to which the Company or any Significant Subsidiary of the Company is subject or any aspect of the financial condition or results of operations of the Company or any of its subsidiaries.

          4. There are no contracts, agreements or understandings between the Company and any person granting such person the right (other than rights which have been waived or satisfied) to require the Company to include any securities of the Company owned by such person in the Prospectus or Registration Statement.

          5. There are no preemptive or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any shares of the Company’s capital stock pursuant to the Company’s Memorandum of Association or Articles of Association or any agreement or other instrument.